UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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ManTech International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12015 Lee Jackson Highway

Fairfax, VA 22033-3300

April 30, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of ManTech International Corporation, which will be held at the Hyatt Regency Reston Town Center, 1800 Presidents Street, Reston, VA 20190, on Wednesday, June 25, 2003 at 10:00 a.m. (EDT).

Details of the business to be conducted at the 2003 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

After careful consideration, the Company’s Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote in favor of each such proposal and for each of the directors nominated for election to the Company’s Board of Directors.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. You may revoke the proxy at any time prior to its exercise at the annual meeting by delivering written notice of such revocation to the Secretary of the Company before the annual meeting or by properly executing and delivering a proxy bearing a later date. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

We look forward to seeing you at the meeting.

Sincerely,

ManTech International Corporation

George J. Pedersen

Chairman of the Board, Chief Executive

Officer and President

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

No postage need be affixed if mailed in the United States.

12015 Lee Jackson Highway

Fairfax, VA 22033-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of ManTech International Corporation, a Delaware corporation (“ManTech” or the “Company”), will be held at the Hyatt Regency Reston Town Center, 1800 Presidents Street, Reston, VA 20190, on Wednesday, June 25, 2003 at 10:00 a.m. (EDT) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect nine (9) Directors to serve until the 2004 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

(2)	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on April 28, 2003 will be entitled to notice of, and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted.

You may revoke the proxy at any time prior to its exercise at the Annual Meeting by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

George J. Pedersen

Chairman of the Board, Chief Executive

Officer and President

Fairfax, Virginia

April 30, 2003

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD

BE COMPLETED AND RETURNED PROMPTLY

MANTECH INTERNATIONAL CORPORATION

PROXY STATEMENT

FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2003

INFORMATION ABOUT SOLICITATION AND VOTING

General

These proxy solicitation materials (the “Proxy Statement”) and the enclosed proxy cards (the “Proxy”) are being mailed in connection with the solicitation of proxies by the Board of Directors of ManTech International Corporation, a Delaware corporation (“ManTech” or the “Company”), for the 2003 Annual Meeting of Stockholders to be held on June 25, 2003 at 10:00 a.m. (EDT), and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), at the Hyatt Regency Reston Town Center, 1800 Presidents Street, Reston, VA 20190. This Proxy Statement and the enclosed proxy card are being mailed to all Stockholders entitled to vote at the Annual Meeting beginning on or about May 6, 2003.

The Company’s annual report to Stockholders for the fiscal year ended December 31, 2002 (the “Annual Report”) has been mailed concurrently with the mailing of the notice of the Annual Meeting and this Proxy Statement to all Stockholders entitled to notice of, and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

The mailing address of the principal executive offices of the Company is 12015 Lee Jackson Highway, Fairfax, VA 22033-3300.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”). Each proposal is described in more detail in this Proxy Statement. The Company has two classes of voting securities outstanding, its Class A common stock, $0.01 par value (the “Class A Common Stock”) and its Class B common stock, $0.01 par value (the “Class B Common Stock”). At the close of business on April 28, 2003, the record date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), 16,288,254 shares of Class A Common Stock and 15,631,004 shares of Class B Common Stock totaling 31,919,258 shares of the Company’s Common Stock were issued and outstanding. Each Stockholder of Class A Common Stock is entitled to one (1) vote for each share of Common Stock held by such Stockholder on the Record Date. Each Stockholder of Class B Common Stock is entitled to ten (10) votes for each share of Common Stock held by such Stockholder on the Record Date. Stockholders may not cumulate votes in the election of directors. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above. The presence, in person or by proxy, of the holders of a majority of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

As of the Record Date, Directors and Executive Officers of the Company may be deemed to be beneficial owners of an aggregate of 15,845,922 shares of Class A and Class B Common Stock (not including shares of Class A and Class B Common Stock issuable upon exercise of outstanding options and warrants), constituting approximately 49.64% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 90.69% of the voting control of Common Stock outstanding and entitled to vote at the Annual Meeting. Such

Directors and Executive Officers have indicated to the Company that each person intends to vote or direct the vote of all shares of Common Stock held or owned by such person, or over which such person has voting control, in favor of all of the proposals described herein. Nonetheless, the approval of the proposals is not assured. See “Security Ownership of Certain Beneficial Owners and Management”.

The following outlines the vote required to approve each proposal set forth in this Proxy Statement:

•	Proposal 1, to elect nine (9) Director(s), requires approval by a plurality of the votes cast by holders of Common Stock present in person or by Proxy at the Annual Meeting. This means that each of the nine (9) nominees receiving the highest number of “For” votes will be elected as Directors. Accordingly one or all of the nominees may receive less than a majority of the votes, but will be elected by a plurality of the votes cast by the Stockholders.

•	Proposal 2, to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003, requires approval by at least a majority of the votes cast by holders of Common Stock present in person or by Proxy at the Annual Meeting.

The Board of Directors recommends a vote “FOR” each proposal.

Shares cannot be voted at the meeting unless the owner is present in person or by proxy. Shares represented by proxy will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box on the proxy card. For Proposal 1, you may vote (i) “FOR ALL NOMINEES,” or (ii) “WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINESS”. For Proposal 2, you may vote (i) “FOR,” (ii) “AGAINST” or (iii) “ABSTAIN”. If you submit your proxy without voting instructions your shares will be counted as a vote “FOR ALL NOMINEES” for Directors in Proposal 1 and “FOR” Proposal 2. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the required vote on each of the proposals, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on each proposal, have the same effect as a vote against the proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker “non-votes” on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

Revocability of Proxies

Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who elects to vote his, her or its shares in person.

If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting and in this Proxy Statement. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation

The cost of soliciting proxies will be paid entirely by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail; however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram or other means. The Company has engaged Georgeson Shareholder Communications, Inc. for the purpose of assisting in the solicitation of proxies. The Company will pay Georgeson Shareholder Communications Inc. a fee of $6,500, plus expenses for these services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduiciaries for their reasonable out of pocket expenses for forwarding proxy and solicitation materials to beneficial owners of the Company’s Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company (the “Board”) currently has nine (9) members whose terms expire at the Annual Meeting (in each case, subject to the election and qualification of their successors or their earlier death, resignation or removal). Eight (8) of the nine (9) Directors are standing for reelection. Mr. Vaughan has decided not to run for reelection due to a medical disability. The Board has nominated Ray A. Ranelli for election at the Annual Meeting to fill Mr. Vaughan’s vacant board seat. However, in the event Mr. Ranelli is elected at the Annual Meeting, he will not be able to commence Board service until after July 7, 2003. All nominees have consented to being named in this Proxy Statement and to serve if elected.

If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such person or persons as shall be designated by the Board. The Board does not currently anticipate that any nominee will be unable to be a candidate for election. Except for Mr. Ranelli, each nominee is currently a Director of the Company.

In accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of Directors at the Annual Meeting is required to elect the Directors.

Under the Company’s Amended and Restated By-Laws, the Board has the authority to fill vacancies on the Board, including vacancies created by an increase in the number of Directors or by the resignation of a Director. Any nominee so elected and appointed by the Board would hold office for the remainder of the term of office of all Directors, which expires at the 2004 Annual Meeting of Stockholders, and until his or her successor has been elected and duly qualified.

Information Regarding the Nominees for Election as Directors

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each of the nominees has been furnished to the Company by such nominees.

Nominee Outside Director

Raymond A. Ranelli—Age 55.    Mr. Ranelli is the Senior Client Services Partner of PricewaterhouseCoopers for the tri-state area of Virginia, the District of Columbia and Maryland. He plans to retire from PricewaterhouseCoopers effective June 30, 2003. Prior to being appointed Senior Client Services Partner, Mr. Ranelli served as Global Leader of Financial Advisory Services of PricewaterhouseCoopers, a $1.3 billion business operating in 20 countries with over 7,000 employees and he became a member of the Global Leadership Team. In 1994, he was named Vice Chairman of FAS operations for PricewaterhouseCoopers in the United States and in 1995, he was appointed to the Firm’s Management Committee. He began his career at PricewaterhouseCoopers in 1978 and was made a partner in 1981. Mr. Ranelli has also been very involved in local community activities and has served on numerous boards and committees such as the Leukemia Society Ball and National Kidney Foundation Ball Executive Committees. Mr. Ranelli received the “Lifetime Achievement Award” from the Leukemia Society in 1998 and from the National Kidney Foundation in 1999.

Incumbent Outside Directors:

Barry G. Campbell—Age 61.    Mr. Campbell has served as a Director of ManTech since 2002. From 1999 to 2001, Mr. Campbell served as a Director, President and Chief Executive Officer of Allied Aerospace Industries, Inc., a Virginia-based aerospace and defense engineering firm. From 1993 to 1998, Mr. Campbell served as a Vice President of Tracor, Inc. and from 1997 to 1998 served as Chairman and Chief Executive

Officer of Tracor’s subsidiary, Tracor Systems Technologies, Inc. From 1993 to 1997, Mr. Campbell held several positions with Vitro Corporation, another subsidiary of Tracor, Inc., including tenure as President and Chief Executive Officer. Mr. Campbell began his career at Vitro in 1970, working as a systems engineer on ballistic missile programs for the Navy. Mr. Campbell is a former member of the Board of Directors of the American Electronics Association. He also served as Chairman of the Software Productivity Consortium and as a Director of The American Defense Preparedness Association, The Professional Services Council and The Armed Forces Communication and Electronics Association.

Walter R. Fatzinger, Jr.—Age 60.    Mr. Fatzinger has served as a Director of ManTech since 2002. Mr. Fatzinger joined ASB Capital Management, Inc., an asset management firm, in February 1999 and currently serves as Vice Chairman and Director of the firm. Prior to December 31, 2002, he served as President and Chief Executive Officer of the firm. Mr. Fatzinger also served as Executive Vice President of Chevy Chase Bank, F.S.B., the parent of ASB Capital Management, Inc. from 1999 to 2002. From 1994 to 1999, Mr. Fatzinger served as President of First National Bank of Maryland’s Greater Washington Region and Executive Vice President of First National Bank of Maryland’s Institutional Bank. Prior to 1994, Mr. Fatzinger worked for American Security Bank, N.A. for 15 years, serving in various executive positions, including as President from 1991 to 1994. Mr. Fatzinger currently serves on the Board of Directors of the Cafritz Company, a real estate development and property management firm, and of the YMCA of Metropolitan Washington. He also serves as Vice-Chairman of the Board of Trustees of the University of Maryland Foundation.

Michael D. Golden—Age 62.    Mr. Golden has served as a Director of ManTech since 1995. Mr. Golden is a founding partner of the law firm of Golden & Nelson, PLLC, where he has practiced law since 1998, focusing on corporate and securities law. Prior to founding Golden & Nelson, PLLC, he was a partner at the law firm of Ginsburg, Feldman & Bress, Chtd. from 1996 to 1997, and prior to that, he was a partner at Verner, Liipfert, Bernhard, McPherson and Hand from 1991 to 1996.

Stephen D. Harlan—Age 69.    Mr. Harlan has served as a Director of ManTech since February 2003. Mr. Harlan is the Chairman of Harlan Enterprises LLC, a specialized real estate investment firm. Before joining Harlan Enterprises LLC in 2001, he served as Chairman of H.G. Smithy Company, a real estate management and investment firm. Before joining H.G. Smithy Company in 1993, Mr. Harlan was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, Board of Directors, and Management Committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan presently serves on the Board of Directors and as Chairman of the Audit Committee for both ING Direct Bank and Friedman Billings Ramsey Group Inc. He also serves on the Board of Directors of the Mary and Daniel Loughran Foundation, Inc., is a member of the Senior Council of the Greater Washington Board of Trade, is a Trustee and member of the Executive Committee of the Carnegie Endowment for International Peace, and is the Chairman of the Board of the Council for Court Excellence.

Richard J. Kerr—Age 67.    Mr. Kerr has served as a Director of ManTech since 2002. Mr. Kerr served as Chairman of the Company’s Advisory Board from 1994 to 2002. Mr. Kerr currently is a member of the President’s Commission on Intelligence Reform. From 1996 to 2001, Mr. Kerr served as President of the Security Affairs Support Association, an organization composed of government and industry members that is focused on national security policy. Prior to that, Mr. Kerr worked at the Central Intelligence Agency for 32 years, including serving as Deputy Director for Central Intelligence. Mr. Kerr formerly served as a member of the Scientific Advisory Board of the National Security Agency and the Board of Visitors of the Joint Military Intelligence College and is currently on the advisory boards of the Los Alamos National Laboratory, the Sandia National Laboratory and the Lawrence Livermore Laboratory. Mr. Kerr was awarded the Citizens Medal, the second highest civilian award given by the President of the United States, and two National Intelligence Distinguished Service Medals and two Distinguished Intelligence Medals from the Central Intelligence Agency.

Stephen W. Porter—Age 63.    Mr. Porter has served as a Director of ManTech since 1991. Mr. Porter is a partner at the law firm of Arnold & Porter where he has practiced law since June 1993, focusing on real estate, tax and corporate law. Mr. Porter became a certified public accountant in 1961. Mr. Porter currently serves on the Board of Directors of the Greater Washington Board of Trade and the District of Columbia Chamber of Commerce. From 1992 to 1994, he served as a member of the Advisory Board of the Center for Strategic and International Studies, a non-partisan public policy institute.

Incumbent Management Directors:

George J. Pedersen—Age 67.    Mr. Pedersen has served as a Director of ManTech since 1968. Mr. Pedersen serves as co-founder, Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Pedersen was appointed Chairman of the Board of Directors in 1979, adding the positions of Chief Executive Officer and President in 1995. Mr. Pedersen has been a Director of GSE Systems, Inc., an affiliated simulation solutions and services to the nuclear and fossil electric utility industry company, since 1994 and was an executive employee from 1999 to 2002. Mr. Pedersen is Chairman of the Board of Directors for the Institute for Software Research, Inc., a not-for-profit corporation that performs research and advanced development of software and related technologies, including research for NASA. Mr. Pedersen also serves as a Director Emeritus of the Professional Services Council (PSC), a national association of technology services companies, and as a Director and Executive Committee member of the National Defense Industrial Association (NDIA), a trade association for the defense industry. Mr. Pedersen serves on the Executive Committee of the Association for Enterprise Integration (AFEI).

John A. Moore, Jr.—Age 50.    Mr. Moore has served as a Director of ManTech since 1994. Mr. Moore is the Executive Vice President, Chief Financial Officer, and Treasurer of the Company. Mr. Moore joined the Company in 1982 and has served as Chief Financial Officer since 1993 and Executive Vice President since 1997. Mr. Moore has been a Director of GSE Systems, Inc., an affiliated simulation solutions and services to the nuclear and fossil electric utility industry company, since 1997 and was an executive employee from 1999 to 2002. Prior to joining the Company, Mr. Moore was a supervisory auditor for the Defense Contract Audit Agency, which is responsible for performing contract audits for the Department of Defense.

Recommendation of the Board of Directors

The Board recommends that the Stockholders vote “FOR” the election of each of the nominees listed above for Proposal 1—Election of Directors.

Committees of the Board

The Board currently has an Audit Committee and a Compensation Committee. During the last year, the Board also established a Special or Pricing Committee as further explained below. The Board may from time to time establish other committees.

Audit Committee.    The Company’s Audit Committee is composed of four (4) independent Directors within the meaning of National Association of Securities Dealers rules and Securities and Exchange Commission regulations. The current members of the Audit Committee are Messrs. Campbell, Fatzinger, Harlan, and Vaughan. Mr. Harlan serves as the Audit Committee Chairman. Effective as of May 1, 2003, Mr. Vaughan’s seat on the Audit Committee will remain vacant until a suitable replacement is found by the Board.

The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The primary function of the Audit Committee is to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries by monitoring (i) these practices, generally; (ii) the integrity of the financial statements and other financial information provided by the Company to any governmental body or the public; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; and (v) the performance of the Company’s independent auditors and internal audit functions. The primary responsibilities of the Audit Committee are to:

•	Review the Company’s internal control systems, audit functions, financial reporting processes and methods of monitoring compliance with regulatory matters;

•	Select and evaluate the independent auditor;

•	Monitor the independence and performance of the independent auditor;

•	Provide an avenue of communication among the independent auditor, management and the Board;

•	Pre-approve all non-audit services provided to the Company by its independent auditor;

•	Review significant accounting and reporting issues;

•	Make reports and recommendations to the Board and the Company’s stockholders as necessary under the rules of the Securities and Exchange Commission or as otherwise within the scope of its functions; and

•	Oversee and, where appropriate, report to the Board on the Audit Committee’s review of, and response to, any government audit, inquiry or investigation, as the Committee determines to be appropriate.

Compensation Committee.    The Compensation Committee is required to have a minimum of two (2) members who are Directors. These two (2) Compensation Committee members have to be considered “non-employee directors” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and “outside directors” (as such term is defined under Section 162(m) of the Internal Revenue Code). Currently Messrs. Fatzinger, Moore, Pedersen and Vaughan serve as members of the Compensation Committee. Mr. Pedersen serves as the Compensation Committee Chairman. Messrs. Fatzinger and Vaughan qualify as the two (2) “non-employee directors” and “outside directors”. Effective as of May 1, 2003, Mr. Vaughan’s seat on the Compensation Committee will be filled by Mr. Campbell to serve until the Annual Meeting.

The Compensation Committee reviews and makes recommendations to the Board regarding the compensation and benefits provided to the Company’s Executive Officers and Directors, including stock compensation. In addition, the Compensation Committee reviews policies regarding compensation arrangements and benefits for all of the Company’s employees.

The Compensation Committee is delegated and authorized to take the following actions:

•	To consider and make recommendations to the Board of Directors with respect to compensation and other benefits for members of the Board of Directors.

•	To consider and make recommendations to the Board of Directors with respect to compensation and other benefits for executive officers who are also members of the Board of Directors.

•	To review annually the performance of the Company’s executive officers who are not members of the Board of Directors, and, after such consultation with the full Board of Directors as it determines appropriate, to establish compensation terms for such individuals.

•	To develop, establish and administer a comprehensive compensation policy for senior management that contains appropriate performance incentives and equity-linked components.

•	To make grants under, interpret, oversee and otherwise administer the Company’s Management Incentive Plan (MIP), provided that (1) only Directors who qualify as “non-employee directors” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and as “outside directors” (as such term is defined under Section 162(m) of the Internal Revenue Code) shall be authorized to grant stock options under the MIP to Executive Officers of the Company, subject to the authority of the Board pursuant to the MIP.

Special or Pricing Committee.    First established in November 2001, the Special or Pricing Committee consisted initially of Messrs. Pedersen and Moore with Mr. Vaughan being appointed a member in December of 2002. This Committee is responsible for fixing the price at which the Company’s Class A Common Stock is sold to the public in an underwritten public offering. The Company had two (2) underwritten Class A Common stock public offerings in 2002 identified as (i) the Company’s initial public offering Registration Statement on Form S-1 filed by the Company on February 7, 2002 (File Nos. 333-73946 and 333-82310), as amended and (ii) the Company’s follow-on public offering Registration Statement on Form S-1 filed by the Company on December 17, 2002 (File No.333-101226), as amended.

Attendance at Board and Committee Meetings

During 2002, the Board of Directors held twelve (12) meetings, the Pricing Committee held two (2) meetings, the Audit Committee held ten (10) meetings, and the Compensation committee held six (6) meetings. During 2002, each Director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board or which such Director served (during the period that such person served as a Director).

Compensation of Directors

Directors that are employed by the Company are not separately compensated for their service as Directors or membership on any Board Committees. Prior to the Company’s initial public offering in February 2002, Messrs. Golden and Porter were paid annual retainers of $25,000 for their service as Directors and Mr. Vaughan was paid an annual retainer of $40,000 for service as a Director and as Chairman of the Company’s Compensation Committee. Currently, all non-employee Directors of the Board are paid fees for their service as Directors in the amount of $25,000 per year and $1,500 for each meeting exceeding six (6) per term. All non-employee Directors are also granted 7,000 options to purchase shares of the Company’s Class A Common Stock having an exercise price equal to the fair market value of the Company’s stock at the time of grant.

Additionally, any non-employee Board Compensation Committee members are paid fees for their service as Board Committee members in the amount of $5,000 per year and $1,500 for each meeting exceeding four (4) per term, and non-employee members who serve as the Chairperson on such Committee are paid $5,000 per year in addition to such service fees. The Board Audit Committee members were paid at the same rate as the Board Compensation Committee members for the year 2002, however commencing April 1, 2003, non-employee Board Audit Committee members will be paid fees for their service as Board Audit Committee members in the amount of $10,000 per year and $1,500 for each meeting exceeding four (4) per term, and non-employee members who serve as the Chairperson on such Committee will be paid $10,000 per year in addition to such service fees.

Certain non-employee Directors serve on a non-board committee that administers the Company’s 401(k) and Employee Stock Ownership Plan for which they receive $6,000 per year plus $1,500 for each meeting exceeding four (4) per term.

Management

The Company’s Executive Officers and their respective positions are set forth in the following table. Biographical information of each Executive Officer who is not a Director is set forth following the table. Executive Officers serve at the discretion of the Board of Directors.

Name	Age	Position
George J. Pedersen	67	Chairman of the Board, Chief Executive Officer and President

John A. Moore, Jr.	50	Director, Executive Vice President, Chief Financial Officer, and Treasurer

R. Evans Hineman	68	Executive Vice President and Chief Science and Technology Officer and President, National Security Solutions Group

Eugene C. Renzi	68	Executive Vice President and President, ManTech Telecommunications and Information Systems Corporation

Jerry L. Unruh	63	Senior Vice President and President, Systems Engineering Group

Bradley H. Feldmann	41	Senior Vice President and President, Information Technology Group

R. Evans Hineman—Executive Vice President and Chief Science and Technology Officer, ManTech International Corporation; President, National Security Solutions Group. Mr. Hineman joined the Company in 2001. From 1999 to 2001, he served as Vice President for Intelligence of Litton Industries Inc.’s Information Systems Group. From 1989 to 1999, Mr. Hineman was an officer of TASC, Inc., a provider of information management and systems engineering solutions, serving as President from 1998 to 1999. From 1964 to 1989, Mr. Hineman worked for the Central Intelligence Agency, serving as Deputy Director for Science and Technology from 1982 to 1989. Prior to 1982, he held various other senior positions with the Central Intelligence Agency, including Director of Weapons Intelligence and Chairman of the Director of Central Intelligence’s Weapon and Space Systems Intelligence Committee. Mr. Hineman was one of 50 recipients of the Trailblazer award on the 50th anniversary of the Central Intelligence Agency, and he was awarded the Central Intelligence Agency’s Distinguished Intelligence Medal and the National Reconnaissance Office’s Distinguished Service Medal.

Eugene C. Renzi—Executive Vice President, ManTech International Corporation; President, ManTech Telecommunications and Information Systems Corporation (MTISC). Retired General Officer Renzi joined the Company in 1993 and since 1995 has served as President of MTISC. Prior to 1993, Retired General Officer Renzi served in the U.S. Army for more than 32 years, including as Director for Command, Control and Communications Systems for the U.S. Pacific Command from 1988 to 1990. Retired General Officer Renzi received numerous awards and decorations for his service in the U.S. Army, including the Defense Superior Service Medal, the Legion of Merit and the Joint Service Commendation Medal.

Jerry L. Unruh—Senior Vice President, ManTech International Corporation; President, Systems Engineering Group. Vice Admiral, U.S. Navy (Ret.). Vice Admiral Unruh joined the Company in 1998 and since 1999 has served as President of ManTech Systems Engineering Corporation. From 1996 to 1998, Vice Admiral Unruh served as the President of the Association of Naval Aviation, a not-for-profit corporation that educates the public and national leaders about the role of naval aviation in national defense. Prior to that, Vice Admiral Unruh served in the U.S. Navy for over 37 years, including as Commander of the U.S. Third Fleet in the Pacific, Current Operations and Readiness Officer for the NATO Staff of Supreme Allied Commander Europe and held battlegroup, aircraft carrier and fighter squadron commands. Vice Admiral Unruh received numerous awards for his service in the U.S. Navy, including the Distinguished Service Medal, the Defense Superior Service Medal, the Legion of Merit and the Air Medal.

Bradley H. Feldmann—Senior Vice President, ManTech International Corporation; President, Information Technology Group. Mr. Feldmann joined the Company in 2000. From 1999 to 2000, Mr. Feldmann served as the Senior Vice President and Chief Operating Officer of Comptek Research, Inc., a company supplying operational signal processing software for military systems that was acquired by Northrop Grumman Corporation in 2000. From 1989 to 1999, Mr. Feldmann worked for Cubic Defense Systems, Inc., a provider of combat training systems, where he served in various positions, including Senior Vice President and Chief Operating Officer. Prior to that, Mr. Feldmann graduated from the Air Force Academy and served with the U.S. Air Force for five years and received two Meritorious Service Medals.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of April 28, 2003 by:

•	each person or group known by the Company to own beneficially more than 5% of any class of the Company’s outstanding Common Stock;

•	each Executive Officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement;

•	each Director and director nominee; and

•	all Directors, and Executive Officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned. Shares of common stock subject to options that are currently exercisable or are exercisable within 60 days of the April 28, 2003 are treated as outstanding and beneficially owned with respect to the person holding these options for the purpose of computing the percentage ownership of that person. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

In addition, because Class B Common Stock may be voluntarily converted into Class A Common Stock on a share-for-share basis, each share of Class B Common Stock also represents beneficial ownership of a share of Class A Common Stock. However, for purposes of this presentation, share amounts are presented based upon outstanding shares without regard to convertibility, except as specifically noted otherwise.

	Class A Common Stock(1)		Class B Common Stock(1)		Total Voting Power
Name	Shares	%	Shares	%

Owners of 5% or More

Neuberger Berman, LLC(2)	2,738,459	16.81%			1.59%
FMR Corp.(3)	1,140,300	7.00%			.66%

Directors and Executive Officers

George J. Pedersen(4)	—	—	15,631,004	100.00	90.56%
John A. Moore, Jr.(5)	177,442	1.09	—	—	0.10
Michael D. Golden(6)	40,486	0.25	—	—	0.02
Eugene C. Renzi(7)	18,785	0.12	—	—	0.01
R. Evans Hineman(8)	17,667	0.11	—	—	0.01
Bradley H. Feldmann(9)	16,725	0.10	—	—	0.01
Jerry L. Unruh(10)	17,256	0.11	—	—	0.01
Walter W. Vaughan(11)	12,333	0.08	—	—	0.01
Walter R. Fatzinger(12)	4,558	0.03	—	—	0.00
Richard J. Kerr(13)	2,333	0.01	—	—	0.00
Stephen W. Porter(14)	2,333	0.01	—	—	0.00
Barry G. Campbell	—	—	—	—	—
Stephen D. Harlan	—	—	—	—	—
Raymond A. Ranelli	—	—	—	—	—

All Directors and Executive Officers as a group (13 persons)(15)	309,918	1.89%	15,631,004	100.00%	90.69%

(1)	The holders of each share of Class A Common Stock are entitled to one (1) vote per share, and the holders of each share of Class B Common Stock are entitled to ten (10) votes per share.
(2)	As reported on a Schedule 13G filed by Neuberger Berman, Inc. on March 31, 2003. According to such 13G, Neuberger Berman, Inc. and Neuberger Berman, LLC have the sole voting power with respect to 9,400 of these shares, shared voting power with respect to 2,060,300 of these shares and shared dispositive power with respect to all 2,738,459 of these shares. The address of this stockholder is 605 Third Avenue, New York, New York 10158.
(3)	As reported on a Schedule 13G filed by FMR Corp., the parent holding company of Fidelity Management & Research Company on December 31, 2002. According to such 13G, FMR Corp. beneficially owns 1,140,300 shares and has the sole voting power with respect to 28,000 of these shares. The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Includes 14,387,312 shares of Class B Common Stock held in the name of George J. Pedersen, 555,711 shares of Class B common stock held by the Pedersen Family Limited Trust #1 u/a dated April 24, 1994, (of which Trust Mr. Pedersen’s descendents are beneficiaries) 77,517 shares of Class B Common Stock held by the ManTech Special Assistance Fund, Inc., a fund over which Mr. Pedersen has voting and investment control, 609,296 shares of Class B Common Stock owned by the ManTech Supplemental Executive Retirement Plan for the benefit of Mr. Pedersen and 1,168 shares of Class B Common Stock held by Mr. Pedersen’s wife, Marilyn A. Pedersen as to which 1,168 shares, beneficial ownership is disclaimed.
(5)	Includes 160,157 shares of Class A Common Stock held in the name of John A. Moore, Jr., 618 shares vested in the name of John A. Moore, Jr. held by the ManTech International Corporation Employee Stock Ownership Plan and options exercisable within 60 days of the date of this report for 16,667 shares of Class A Common Stock.
(6)	Includes 38,153 shares of Class A Common Stock held in the name of Michael D. Golden and options exercisable within 60 days of the date of this report for 2,333 shares of Class A Common Stock.
(7)	Includes 1,500 shares of Class A Common Stock held by Eugene C. Renzi, 618 shares vested in the name of Eugene C. Renzi held by the ManTech International Corporation Employee Stock Ownership Plan and options exercisable within 60 days of the date of this report for 16,667 shares of Class A Common Stock.

(8)	Includes 1,000 shares of Class A Common Stock held by Morgan Stanley for R. Evans Hineman and Barbara W. Hineman, and options exercisable within 60 days of the date of this report for 16,667 shares of Class A Common Stock.
(9)	Includes 58 shares vested in the name of Bradley H. Feldmann held by the ManTech International Corporation Employee Stock Ownership Plan and options exercisable within 60 days of the date of this report for 16,667 shares of Class A Common Stock.
(10)	Includes 589 shares vested in the name of Jerry L. Unruh held by the ManTech International Corporation Employee Stock Ownership Plan and options exercisable within 60 days of the date of this report for 16,667 shares of Class A Common Stock.
(11)	Includes 10,000 shares of Class A common stock owned by the Walter W. Vaughn, IRA for the benefit of Mr. Vaughan and options exercisable within 60 days of the date of this report for 2,333 shares of Class A Common Stock.
(12)	Includes 2,225 shares of Class A Common Stock held by Fidelity Brokerage Services LLC for Helen C. Fatzinger and options exercisable within 60 days of the date of this report for 2,333 shares of Class A Common Stock.
(13)	Includes options exercisable within 60 days of the date of this report for 2,333 shares of Class A Common Stock.
(14)	Includes options exercisable within 60 days of the date of this report for 2,333 shares of Class A Common Stock.
(15)	Includes shares vested in the name of each Executive Officer held by the ManTech International Corporation Employee Stock Ownership Plan and options exercisable within 60 days of the date of this report for shares of Class A Common Stock for each Director and Executive Officer.

Executive Compensation

The following table shows the cash compensation and certain other compensation paid to or accrued by the Company’s Chief Executive Officer and the Company’s four (4) most highly compensated Executive Officers, whom the Company refers to collectively as its Named Executive Officers, for 2002.

Summary Compensation Table

		Annual Compensation
				Other Annual Compensation (3)(4)(5)(6)	All Other Compensation (7)(8)(9)
Name and Principal Position	Year	Salary	Bonus(2)
George J. Pedersen	2002	$1,000,011	$—	$79,069	$693,092
Chairman of the Board of Directors,	2001	1,460,781	500,000	70,590	709,250
Chief Executive Officer and President	2000	1,320,010	500,000	53,646	159,040

John A. Moore, Jr.	2002	425,000	400,000	—	71,009
Executive Vice President, Chief	2001	557,228	350,000	—	71,000
Financial Officer, Treasurer and Director	2000	495,019	350,000	—	67,903

Eugene C. Renzi	2002	518,282	621,200	—	5,096
Executive Vice President	2001	489,434	358,187	—	4,844
	2000	437,507	150,000	—	4,815

R. Evans Hineman(1)	2002	340,200	329,700	—	5,400
Executive Vice President	2001	98,662	52,000	—	—

Bradley H. Feldmann(1)	2002	268,286	154,775	—	5,038
Senior Vice President	2001	250,978	215,109	72,082	4,138
	2000	19,232	6,250	—	—

(1)	Mr. Hineman was hired on August 20, 2001. Mr. Feldmann was hired on December 4, 2000.

(2)	Amounts shown in this column reflect bonuses earned in 2002 and paid in 2003, bonuses earned in 2001 and paid in 2002 and bonuses earned in 2000 and paid in 2001. Annual bonus awards typically are determined at the end of the first quarter in the succeeding fiscal year. The primary criteria for determining bonus amounts are company profitability and subjective performance evaluations.
(3)	In accordance with Mr. Pedersen’s Retention Agreement, “Other Annual Compensation” for Mr. Pedersen in 2002 includes the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen, which amounted to $50,009.
(4)	In accordance with Mr. Pedersen’s Retention Agreement, “Other Annual Compensation” in 2001 for Mr. Pedersen includes the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen, which amounted to $51,742.
(5)	In accordance with Mr. Pedersen’s Retention Agreement,, “Other Annual Compensation” for Mr. Pedersen in 2000 includes the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen, which amounted to $33,370.
(6)	“Other Annual Compensation” for Mr. Feldmann in 2001 included $64,461 for relocation expenses, including temporary housing costs.
(7)	All Other Compensation for 2002 consists of the following amounts: (a) matching contributions made to the Company’s 401(k) plan in the amount of $3,400 for Mr. Moore, $3,096 for Mr. Renzi, $3,400 for Mr. Hineman and $3,038 for Mr. Feldmann; (b) contributions under the Company’s Employee Stock Ownership Plan in the amount of $2,000 each for Mr. Moore, Mr. Renzi, Mr. Hineman and Mr. Feldmann; and (c) contributions to supplemental executive retirement plans in the amount of $50,000 for Mr. Pedersen and $25,000 for Mr. Moore. In addition, the amounts reported include a benefit of $643,092 to Mr. Pedersen and a benefit of $40,609 to Mr. Moore pursuant to split dollar life insurance policies. These benefits represent the price of the term portion of the policy premiums plus the discounted present value of the imputed interest on the investment portion of the premiums over each executive’s expected life. The Company will be reimbursed for the amount of the cumulative premiums attributable to the non-term portions of the policies upon the maturity or surrender of the policies.
(8)	All Other Compensation for 2001 consists of the following amounts: (a) matching contributions made to the Company’s 401(k) plan in the amount of $3,400 for Mr. Moore, $3,144 for Mr. Renzi and $2,438 for Mr. Feldmann; (b) contributions under the Company’s Employee Stock Ownership Plan in the amount of $1,700 each for Mr. Moore, Mr. Renzi and Mr. Feldmann; and (c) contributions to supplemental executive retirement plans in the amount of $50,000 for Mr. Pedersen and $25,000 for Mr. Moore. In addition, the amounts reported include a benefit of $659,250 to Mr. Pedersen and a benefit of $40,900 to Mr. Moore pursuant to split dollar life insurance policies. These benefits represent the price of the term portion of the policy premiums plus the discounted present value of the imputed interest on the investment portion of the premiums over each executive’s expected life. The Company will be reimbursed for the amount of the cumulative premiums attributable to the non-term portions of the policies upon the maturity or surrender of the policies.
(9)	All Other Compensation for 2000 consists of the following amounts: (a) matching contributions made to the Company’s 401(k) plan in the amount of $3,046 for Mr. Pedersen and $3,115 for Mr. Renzi; (b) contributions under the Company’s Employee Stock Ownership Plan in the amount of $1,700 each for Mr. Moore and Mr. Renzi; and (c) contributions to supplemental executive retirement plans in the amount of $50,000 for Mr. Pedersen and $25,000 for Mr. Moore. In addition, the amounts reported include a benefit of $105,994 to Mr. Pedersen and a benefit of $41,203 to Mr. Moore pursuant to split dollar life insurance policies. These benefits represent the price of the term portion of the policy premiums plus the discounted present value of the imputed interest on the investment portion of the premiums over each executive’s expected life. The Company will be reimbursed for the amount of the cumulative premiums attributable to the non-term portions of the policies upon the maturity or surrender of the policies.

Stock Options Granted During 2002

The following table provides information concerning grants of options to purchase the Company’s common stock that we made to our Named Executive Officers during the fiscal year ended December 31, 2002. The Company did not grant stock appreciation rights in 2002.

	Number of Securities Underlying Options Granted	Individual Grants
Name		Percentage of Total Options Granted to Employees in Fiscal 2002	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
George J. Pedersen	—	—			—	—
John A. Moore, Jr.	50,000	4.29%	$16.00	2/5/12	$503,116	$1,274,994
Eugene C. Renzi	50,000	4.29%	16.00	2/5/12	503,116	1,274,994
R. Evans Hineman	50,000	4.29%	16.00	2/5/12	503,116	1,274,994
Bradley H. Feldmann	50,000	4.29%	16.00	2/5/12	503,116	1,274,994
Jerry L. Unruh	50,000	4.29%	16.00	2/5/12	503,116	1,274,994

(1)	The per share exercise price is the fair market value of the Company’s Common Stock on the date of grant. The options set forth above vest over three (3) years with 1/3 of the total grant vesting on each of the first three (3) anniversary’s of the grant date and expire 10 years after the grant date subject to earlier termination in the event of termination of service.
(2)	Potential Realizable Value assumes that the common stock appreciates at the indicated annual rate (compounded annually) from the grant date until the expiration of the option term and is calculated based on the rules promulgated by the SEC. Potential Realizable Value does not represent the Company’s estimate of future stock price performance. The Potential Realizable Value at 5% and 10% appreciation is calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Aggregated Option Exercises in 2002 and Year-End Option Values

The following table shows information about the value of unexercised options at the end of 2002 for the Company’s Named Executive Officers.

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-The Money Options at Year-End(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George J. Pedersen	—	—	—	—	—	—
John A. Moore, Jr.	159,621	$2,924,257	—	50,000	—	$153,500
Eugene C. Renzi	—	—	—	50,000	—	153,500
R. Evans Hineman	—	—	—	50,000	—	153,500
Bradley H. Feldmann	—	—	—	50,000	—	153,500

(1)	Represents the difference between the aggregate option exercise strike price (at $1.68 per share) and the closing price of the Company’s Class A Common Stock on the date of exercise as reported on NASDAQ ($20.00 per share).
(2)	Based on the difference between the fair market value on the December 31, 2002 ($19.07 per share) and the exercise strike price ($16.00).

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

All four (4) of the Audit Committee members are independent and financially literate as determined by the Board under applicable Securities and Exchange Commission and National Association of Securities Dealers standards. In addition, the Board has determined that Mr. Harlan, who serves as the Audit Committee’s Chairman, is an “audit committee financial expert” as defined under new SEC regulations and is independent of the management of the Company.

As a Committee, we have reviewed and discussed with management and the Company’s independent auditors for the year 2002, Deloitte & Touche LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2002. The Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect.

In addition, the Committee discussed with Deloitte & Touche LLP its independence from the Company and its management, including the matters in the written disclosures received from Deloitte & Touche LLP as required by the Independence Standards Board Standard No. 1, as currently in effect. Further, we considered the nature and scope of the non-audit services provided by Deloitte & Touche LLP to the Company and we considered the compatibility of these services with the auditor’s independence. We have concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon our reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated the performance of Deloitte & Touche LLP and considered if Deloitte & Touche LLP or some other auditing firm could best serve as the Company’s independent auditors for 2003. Consequently, the Audit Committee recommended that the Board of Directors appoint Deloitte & Touche LLP as the Company’s independent auditors for 2003. The Board of Directors agreed with this recommendation and, accordingly, appointed Deloitte & Touche LLP as the Company’s independent auditors for 2003, subject to ratification as set forth in Proposal 2 of this Proxy Statement.

THE BOARD AUDIT COMMITTEE

Stephen D. Harlan, Chairman

Barry G. Campbell

Walter R. Fatzinger, Jr.

Walter W. Vaughan

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company’s compensation philosophy and the compensation of Executive Officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company’s stock option plans under which option grants and direct stock issuances may be made to Executive Officers.

General Compensation Policy.    The fundamental policy of the Compensation Committee is to provide the Company’s Executive Officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a portion of each Executive Officer’s compensation contingent upon the Company’s performance as well as upon such Executive Officer’s own level of performance. Accordingly, the compensation package for each Executive Officer is comprised of three elements: (i) base salary, (ii) incentive bonus and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the Executive Officers and the Company’s Stockholders.

Factors.    The principal factors which the Compensation Committee considered with respect to each Executive Officer’s compensation package for fiscal year 2002 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

Base Salary.    The suggested base salary for each Executive Officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

Incentive Bonus.    The Incentive Bonus is a bonus opportunity offered to an Executive Officer, payable in cash or grants of stock options, based on satisfaction of certain agreed upon performance criteria. An Executive Officer’s performance is measured individually and in the aggregate. The Executive must positively contribute to the Company’s three objective growth criteria; the total sales target for the Company, earnings before interest and tax(es) (EBIT) for the Company and diluted earnings per share for the Company. Individually and on a group level, he/she will be measured using two objective criteria; the total sales target for his/her group and EBIT for his/her group. On an annual basis, the Company assesses these criteria using a total weighted value analysis against the pre-established targets to compute any Incentive Bonus earned by an Executive Officer.

Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each Executive Officer with those of the Stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in annual installments over a three year period, contingent upon the Executive Officer’s continued employment with the Company. Accordingly, the option grant will provide a return to the Executive Officer only if the Executive Officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the Executive Officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the Executive Officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s Executive Officers. Stock options to purchase an aggregate of 250,000 shares of Common Stock were granted to the Company’s Named Executive Officers in 2002.

CEO Compensation.    The 2002 compensation of the Company’s Chairman of the Board, Chief Executive Officer and President, Mr. George J. Pedersen was determined according to the terms of a Retention Agreement which provides for Mr. Pedersen’s employment at-will, with an annual salary for 2002 of $1,000,000. Mr. Pedersen will continue to receive contributions to qualified and non-qualified retirement plans, insurance programs and perquisites on the same terms as previously provided, including items such as the lease of an executive type of vehicle for business and personal use, the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen (including attending to chauffeur/valet services and other assistance as required from time to time) and reimbursement of certain cell phone and home telephone/fax services, but he is not eligible to receive stock option grants in 2002 or a cash bonus for services performed during 2002.

THE BOARD COMPENSATION

COMMITTEE

George J. Pedersen, Chairman

John A. Moore, Jr.

Walter W. Vaughan

Walter R. Fatzinger, Jr.

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

Compensation Committee Interlocks and Insider Participation

Messrs. Fatzinger, Moore, Pedersen, and Vaughan are members of the Compensation Committee. Mr. Pedersen is the Chairman of the Committee and also serves as our Chairman of the Board, Chief Executive Officer and President. Mr. Moore also serves as our Executive Vice President, Chief Financial Officer, Treasurer and Director.

Prior to the Company’s initial public offering, the Company from time to time extended loans to its Chairman of the Board of Directors, Chief Executive Officer and President, George J. Pedersen, who has used the loan proceeds for miscellaneous personal expenditures. Such indebtedness was represented by promissory notes executed by Mr. Pedersen, which were payable upon demand and would bear interest at a rate of 8.0%. The largest aggregate amount outstanding since January 1, 2000 was $183,122. All loans were paid in full in connection with the initial public offering and there are no outstanding amounts remaining unpaid at this time.

Messrs. Fatzinger, Moore, and Pedersen have participated with the Company in other transactions. See “Certain Relationships and Related Transactions” below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GSE Systems, Inc.

The Company and its designees hold stock in GSE Systems, Inc. (GSE), a company created by the merger of one of the Company’s majority-owned subsidiaries and two other entities in 1994. As of December 31, 2002, the Company and its designees owned approximately 15.6% of GSE’s common stock. The Company also holds warrants that are currently exercisable for 150,000 shares of GSE’s common stock.

In October 2000, the Company extended a loan to GSE, evidenced by a demand promissory note for $1.8 million, which was amended and subsequently replaced in March 2001. The Company amended this note again in April 2001 to increase the amount due under the note to $3.9 million. The largest aggregate amount outstanding under this note and its predecessor note since October 2000 was $3.9 million. Interest accrued on this note at the prime lending rate plus 1.0%. The $3.9 million demand note was convertible into shares of Series A preferred stock of GSE, at the option of the holder any time after issuance and prior to the third anniversary of issuance. On December 5, 2001, the Company exercised its option and converted this $3.9 million promissory note receivable into 39,000 shares of Series A preferred stock of GSE. The GSE Series A preferred stock has no voting rights, and the Company has agreed to a holding period of one year from the date of issuance, after which it is convertible into GSE common stock at any time during the subsequent three-year period at a conversion price of $2.645 per share.

In June 2001, the Company extended a loan to GSE, which is evidenced by an additional promissory note from GSE. The largest aggregate amount outstanding under this note since June 2001 has been $1.0 million, and as of February 28, 2003 a principal balance of $650,000 remains outstanding. Interest accrues on this note at the prime lending rate plus 1.0%.

In September 2002, the Company sold its China-based consulting business to GSE for a total purchase price of $45,000.

The Company’s Chairman of the Board of Directors, Chief Executive Officer and President, George J. Pedersen, as well as John A. Moore, Jr., our Executive Vice President, Chief Financial Officer, Treasurer and Director, own 56,250 shares, or 1.1%, and 83,925 shares, or 1.6% of GSE common stock, respectively, and serve on GSE’s Board of Directors and Compensation Committee of the Board of Directors. Mr. Pedersen and Mr. Moore entered into agreements with GSE in 1999 to serve as executive employees providing strategic planning in acquisitions and divestitures, management of financing arrangements and customer and other business development activities. Under these agreements, GSE paid Mr. Pedersen and Mr. Moore annual fees of $120,000 and $60,000, respectively, and granted Mr. Pedersen and Mr. Moore options to purchase 100,000 and 50,000 shares, respectively, of GSE common stock at an exercise price of $3.3125. Mr. Pedersen and Mr. Moore terminated these agreements prior to the completion of the Company’s initial public offering in February 2002, but continue to serve on GSE’s Board of Directors.

MARE, Incorporated

Prior to the Company’s initial public offering, the Company loaned money to MARE, Inc., a marine products business. Mr. Pedersen’s son-in-law is the President of MARE, Inc., and Mr. Pedersen is the owner of 50.0% of the outstanding capital stock of the company. Mr. Pedersen also serves on the Board of Directors of MARE, Inc. Mr. Moore served on the Board of Directors of MARE, Inc. from 1988 to 2002. The loan was evidenced by a demand note that accrued interest at a rate of 10.0%. The largest amount outstanding since January 1, 2000 was $1.5 million. The loan was paid in full in connection with the initial public offering and there are no outstanding amounts remaining unpaid at this time.

Legal Services

Mr. Stephen Porter, one of the Company’s Directors, is a partner in the law firm of Arnold & Porter, Washington, D.C., which has performed legal services for the Company from time to time and is expected to do so in the future. Arnold & Porter also provided services to the Company in connection with its follow-on public offering in December 2002. The amount of fees the Company paid to Mr. Porter’s law firm was $164,057.25 in 2002, which did not exceed five percent (5%) of that firm’s gross revenues in 2002.

Mr. Michael Golden, one of the Company’s Directors, is a partner in the law firm of Golden & Nelson PLLC, Washington, D.C., which has performed legal services for the Company from time to time and is expected to do so in the future. The amount of fees the Company paid to Mr. Golden’s law firm for services rendered during 2002 totaled $111,896, which was more than five percent (5%) of the firm’s gross revenues.

Ownership of Subsidiary Stock

From time to time the Company has allowed certain of its officers or officers of the Company’s subsidiaries to purchase minority interests of common stock in the subsidiaries. These purchases have been pursuant to stock purchase and restriction agreements that generally restrict the transferability of the shares, including granting the subsidiary a right of first refusal with respect to any proposed sale of the common stock by the stockholder and granting the subsidiary a right to call the stock in the event of death, permanent disability or termination of the stockholder’s employment by us or the subsidiary.

Employee Relationships

Ms. Christine Lancaster, an employee of the Company, is one of Mr. Pedersen’s daughters. Ms. Lancaster’s compensation for her work on the Company’s corporate matters totaled $112,158, for 2002. From time to time, the Company has also employed Mr. Pedersen’s other two daughters on a part-time or temporary basis. The amount paid to each of them as compensation has not exceeded $60,000 in any of the last three full fiscal years.

Business Loan and Security Agreement

Mr. Walter R. Fatzinger, Jr., one of the Company’s Directors, was an Executive Vice President of Chevy Chase Bank, F.S.B. from 1999 to 2002 which is one of the four financial institutions that is a party to the Business Loan and Security Agreement that the Company executed on December 17, 2001. As of February 28, 2003, the indebtedness outstanding under this Agreement was $25.0 million, and the portion of this amount attributable to Chevy Chase Bank was $4.6 million.

Retention Agreements

The Company entered into employment retention agreements with Messrs. Pedersen and Moore effective January 1, 2002 that contain the following terms. Mr. Pedersen’s retention agreement provides for his employment at-will, with an annual salary for 2002 of $1,000,000. Mr. Pedersen will continue to receive contributions to qualified and non-qualified retirement plans, insurance programs and perquisites on the same terms as previously provided, including items such as first class business travel, including such expenses for Mr. Pedersen’s spouse when traveling together on Company business; business travel insurance, the lease of an executive type of vehicle for business and personal use, the portion of an employee’s time spent on non-corporate matters on behalf of Mr. Pedersen (including attending to chauffeur/valet services and other assistance as required from time to time), reimbursement of certain cell phone and home telephone/fax services, various tax, legal and estate planning services relating to the equity holdings of ManTech’s stock by Mr. Pedersen and Mr. Pedersen’s family; matching contributions to the Company’s 401(k); payments for term life insurance; a minimum contribution of $50,000 per year to Mr. Pedersen’s supplemental executive retirement plan; and initiation and periodic dues associated with executive clubs and memberships, including, without limitation, the Tower Club, Washington Golf and Country Club and the Annapolis Yacht Club, but Mr. Pedersen is not eligible to receive stock option grants in 2002 or a bonus for services performed during 2002. For subsequent years, the Compensation Committee of the Board shall determine Mr. Pedersen’s salary, bonus and incentive compensation. If the Company terminates Mr. Pedersen’s employment without cause, it is required to pay

Mr. Pedersen a lump sum amount equal to one year’s base salary at the rate in effect immediately prior to such termination of employment. The one-year period for which payment of severance is calculated is the “severance period”. Mr. Pedersen agrees not to compete with the Company and not to solicit its customers or employees during the term of his employment and through the severance period.

Mr. Moore’s retention agreement provides for an initial two-year term, with an automatic one-year extension on each anniversary of the agreement, unless either party provides advance written notice of its intent to terminate the agreement. Under the agreement, Mr. Moore will receive an annual salary of $425,000 and will continue to receive contributions to qualified and non-qualified retirement plans, insurance programs and perquisites on the same terms as previously provided including items such as first class business travel, including such expenses for Mr. Moore’s spouse when traveling together on Company business; business travel insurance; the lease of an executive type of vehicle for business and personal use; reimbursement of certain cell phone and home telephone/fax services; matching contributions to the Company’s 401(k); payments for term life insurance; a minimum $25,000 per year contribution to Mr. Moore’s supplemental executive retirement plan; and initiation and periodic dues associated with executive clubs and memberships, including, without limitation, the Tower Club and Argyle Country Club. He is also entitled to participate in bonus and other incentive compensation as determined by the Compensation Committee of the Board. If the Company terminates Mr. Moore’s employment without cause, it is required to pay Mr. Moore a lump sum amount equal to the salary that otherwise would have been payable through the “severance period,” which is the remaining term of the agreement or six months, whichever is greater. Mr. Moore agrees not to compete with the Company and not to solicit its customers or employees during the term of his employment and through the severance period.

The Company also entered into confidentiality and noncompete agreements with Messrs. Hineman, Renzi, Unruh and Feldmann in February 2002. Under the terms of these confidentiality and noncompete agreements, each officer agrees not to compete with the Company and not to solicit its customers or employees during the term of their respective employments and for a period of one year thereafter. As consideration for entering into these confidentiality and noncompete agreements, the Company granted options to each officer to purchase shares of our Class A Common Stock. In addition, the Company have entered into a severance arrangement with Mr. Feldmann, which provides that in the event the Company elects to terminate his employment with the Company for any reason, the Company will be required to pay Mr. Feldmann a lump sum amount equal to his annual salary, plus a pro-rata share of his bonus for that portion of the year the Company employed him prior to such termination.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended, require the Company’s officers and Directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq National Market and to furnish the Company with copies. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during the fiscal year ended December 31, 2002, the Company believes that its officers, directors and 10% stockholders have timely filed all reports required by Section 16(a) to be filed during that period.

Code of Ethics

The Company has adopted a written code of ethics that applies to all of its employees, including its officers. The Company has reviewed this code of ethics in light of the proposed final rules released by the U.S. Securities and Exchange Commission on January 23, 2003, and it believes the code satisfies the required criteria.

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s Common Stock to The Nasdaq Stock Market (U.S.) Index (Nasdaq), Standard and Poor’s Smallcap 600 Index and the Peer Group Index* for the period from February 7, 2002 (the date of the Company’s initial public offering) to December 31, 2002. The graph assumes an investment of $100 in each of the Company’s Common Stock, the Nasdaq, Standard and Poor’s Smallcap 600 Index and the Peer Group Index* on February 7, 2002, and also assumes reinvestment of all dividends. No cash dividend has been declared on the Company’s Common Stock.

*	The Peer Group index for 2002 consists of Anteon International Corporation, CACI International Inc., Veridian Corporation, SI International, Inc., SRA International Inc., and MTC Technologies, Inc.

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Performance Graph nor the Audit Committee Report or Compensation Committee Report included elsewhere in this Proxy Statement are to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Board Audit Committee, has appointed the firm of Deloitte & Touche LLP as independent accountants of the Company to serve for the fiscal year ending December 31, 2003, subject to the ratification of such appointment by the stockholders at the Annual meeting. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its capacity as a Committee of the Board, in its discretion may direct the Board to appoint a different independent auditing firm at any time during the year if the Audit Committee in its capacity as a Committee of the Board believes that such a change would be in the best interests of the Company and its Stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees paid to Deloitte & Touche LLP by the Company during fiscal year 2002:

	2002	2001
Audit Fees	$794,500	$400,100
Audit-Related Fees	124,160	—
Tax Fees	59,613	86,006
All Other Fees	1,870	44,807

TOTAL	$980,143	$530,913

Audit Fees

The Company paid audit fees to Deloitte & Touche LLP for professional services rendered for the audits of the consolidated financial statements of the Company, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

Audit-Related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. Audit-Related fees consist of services performed in connection with the audits of Company benefit plans, the audit of an acquired subsidiary and consultation on accounting matters.

Tax Fees

The Company incurred tax fees to Deloitte & Touche LLP for tax return preparation, and tax research and consultation related to mergers and acquisitions, discontinued operations, and employee benefit plans.

All Other Fees

All Other Fees are fees not already described in the foregoing such as consultation services related to the allowability of costs in accordance with the Federal Acquisition Regulation and the implementation of Company benefit plans.

The Audit Committee has considered whether Deloitte & Touche LLP’s provision of other non-audit services to the Company during 2002 is compatible with maintaining Deloitte & Touche LLP’s independence. In the future, the Audit Committee will consider in advance of the provision of any non-audit services by the Company’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Company’s external auditors.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003.

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 2, 2004 if such proposals are to be considered for inclusion in the Company’s proxy statement for the 2004 Annual Meeting. A proposal, including any accompanying supporting statement, may not exceed 500 words. Notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2004 Annual Meeting of Stockholders must be submitted between January 2, 2004 and March 2, 2004 in order to be considered timely. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the 2004 Annual Meeting of Stockholders. However, if the Company determines to change the date of the 2004 Annual Meeting of Stockholders more than 30 days from June 25, 2004, the Company will provide Stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2004 Annual Meeting of Stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

By Order of the Board of Directors

George J. Pedersen

Chairman of the Board, Chief Executive

Officer and President

Fairfax, Virginia

April 30, 2003

APPENDIX A

MANTECH INTERNATIONAL CORPORATION

SECOND AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Adopted by the Board of Directors on April 30, 2003

The following shall constitute the Audit Committee Charter (the “Charter”) of the Board of Directors of the Corporation:

I.    ORGANIZATION

There shall be constituted a standing committee of the Board of Directors of the Corporation (the “Board”) to be known as the audit committee (the “Audit Committee”).

II.    COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more Directors. Each of the members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. (“NASD”) and the Securities and Exchange Commission (“SEC”) as then in effect. To maintain the independence of the Audit Committee, the Corporation shall only compensate members of the Audit Committee for their service with Director’s fees.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the NASD and the SEC.

At least one member of the Committee must be an “audit committee financial expert”, as such term is then defined by the Securities and Exchange Commission.

No member of the Audit Committee may serve on the audit committees of more than three (3) public companies. If an Audit Committee member simultaneously serves on the audit committee of more than three (3) public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III.    STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Corporation and its subsidiaries by monitoring (1) these practices, generally; (2) the integrity of the financial statements and other financial information provided by the Corporation to any governmental body or the public; (3) the Corporation’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications and independence; and (5) the performance of the Corporation’s independent auditors and internal audit functions.

The Audit Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

IV.    COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Corporation’s independent accountants, management, internal auditing department, and the Board; serving as an independent and objective party to review the Corporation’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation’s independent accountants and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace (subject, if applicable, to shareholder ratification), determine funding for and oversee the independent auditor, and shall pre-approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The independent auditor shall be accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee expects that the independent auditor will communicate any concerns to management as well as the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities. The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate. Any such subcommittee must be composed entirely of Directors who satisfy the independence requirements of the NASD and SEC as then in effect.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain and determine funding for independent counsel and special accounting or other consultants to advise the Committee. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities, contact and request information from any of the Company’s advisors or other third parties, and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Corporation’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports; review and discuss major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

2.	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K; review disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to, inter alia, determine whether there is adequate disclosure and discussion of (a) the ramifications and risks regarding important accounting policies and related judgments and the likelihood of material differences if different accounting policies were utilized, and (b) any material related-party transactions;

3.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements, and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of its Form 10-Q;

4.	Review and discuss with management and the independent auditor: a) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and b) any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Corporation’s financial statements;

5.	Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma” or “adjusted” non-GAAP information;

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives;

7.	Review with the independent auditor and management the nature and effect of any off-balance sheet financings, special purpose financing and trading vehicles, derivatives and other complex transactions;

8.	Meet periodically with management to discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

9.	Review with the Company’s chief legal counsel (a) legal matters that may have a material impact on the financial statements, (b) any significant reports to or inquiries received from regulators or governmental agencies, and (c) any “whistle-blower” letters or communications received from anyone;

10.	Meet at least twice annually with the Chief Executive Officer, Chief Financial Officer, the Chief Legal Officer, Chief Internal Auditor, outside legal counsel and the independent auditor in separate executive sessions;

Oversight of the Company’s Relationship with the Independent Auditor

11.	Obtain and review such reports and other information by the independent auditor, as the Audit Committee deems appropriate to assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements;

12.	Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead partner, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board;

13.	Set clear hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with the Corporation;

14.	Discuss with the independent auditor its ultimate accountability to the Audit Committee, in its capacity as a committee of the Board;

15.	Establish policies and approval procedures for the engagement of the independent auditor to provide non-audit services; consider whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence;

16.	Assure the regular rotation of the lead, concurring, and other audit partners as required by law and SEC regulations, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor;

Process Improvement

17.	Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

18.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period;

19.	Review with the Corporation’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

20.	Review separately with the Corporation’s management, the independent auditor and the internal auditing department, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including: a) difficulties with management’s response; b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein;

21.	Review any significant disagreement among the Corporation’s management and its independent auditor or the internal auditing department in connection with the preparation of the Corporation’s financial statements;

22.	Review with the independent auditor any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement;

23.	Review with the Corporation’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion;

Oversight of the Corporation’s Internal Audit Function

24.	Approve the appointment, replacement, reassignment or dismissal of the members of the Corporation’s internal auditing department, including the appointment and replacement of the senior internal auditing executive, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements;

25.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses;

26.	Discuss with the independent auditor the internal audit department’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit;

Compliance Oversight Responsibilities

27.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

28.	Obtain reports from management, the Corporation’s senior internal auditing executive, General Counsel and the independent auditor that the Corporation and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics;

29.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements, accounting and/or internal control policies;

30.	Review any material pending legal proceedings involving the Corporation and other contingent liabilities; discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies;

31.	The Audit Committee shall establish procedures for (A) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

Other Matters

32.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

33.	Receive from management and review analyst reports and press stories about the Company’s accounting and disclosures;

34.	Be available to the independent auditor during the year, as may be requested by the independent auditor;

35.	Perform any other activities consistent with this Charter, the Certificate of Incorporation, the Bylaws of the Corporation and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.    MEETINGS

The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, with the Corporation’s management, internal auditors and independent auditors. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

In addition, the Chairman of the Audit Committee may meet in person or by telephone with the Corporation’s independent accountants and the Corporation’s Chief Executive Officer and Chief Financial Officer quarterly to review the Corporation’s financial statements.

VII.    LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Corporation’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

VIII.    CONSISTENCY WITH CERTIFICATE

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Certificate of Incorporation, the Bylaws of the Corporation or any applicable law or regulation, the Certificate of Incorporation or the Bylaws or the law or regulation, as appropriate, shall fully control.

IX.    CERTIFICATION

This Second Amended and Restated Audit Committee Charter was duly approved and adopted by the Board of the Corporation on the 30th day of April, 2003.

/s/    J. JAYE FREE

Corporate Secretary

THE FOREGOING AUDIT COMMITTEE CHARTER SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

APPENDIX B

MANTECH INTERNATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—JUNE 25, 2003

(This Proxy is solicited by the Board of Directors of the Company)

The undersigned Stockholder of ManTech International Corporation hereby appoints George J. Pedersen and John A. Moore, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of ManTech International Corporation to be held at Hyatt Regency Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190, on June 25, 2003 at 10:00 a.m. (EDT).

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

(SEE REVERSE SIDE)

B-1

MANTECH INTERNATIONAL CORPORATION

Annual Meeting of Stockholders on June 25, 2003

☒    Please mark votes as in this example.

The Board of Directors recommends a vote “FOR ALL NOMINEES” FOR Directors in Proposal 1 and “FOR” Proposal 2.

1. PROPOSAL 1—Election of Directors

❒ FOR ALL nominees listed below (except as marked to the contrary)

❒ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES:

George J. Pedersen	Richard J. Kerr
John A. Moore, Jr.	Stephen W. Porter
Barry G. Campbell	Raymond A. Ranelli
Michael D. Golden	Walter R. Fatzinger, Jr.
Stephen D. Harlan
(INSTRUCTIONS:	To withhold authority to vote for one or more nominee(s), mark the “FOR ALL” box and write the name of the nominee(s) to withhold authority to vote for in the space provided below.)

2. PROPOSAL 2—RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP, INDEPENDENT PUBLIC ACCOUNTANTS FOR YEAR ENDING DECEMBER 31, 2003.
❒ FOR ❒ AGAINST ❒ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which Proposals 1 and 2 are fully explained.

Signature:	Signature (if held jointly):	Date:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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